Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333- 109714 and 333-161221) and Form S-8 (Nos. 333-72972, 333-138093 and 333-160768) of Suburban Propane Partners, L.P. of our report dated February 16, 2010 relating to the financial statements of Suburban Energy Services Group LLC, which appears in the Current Report on Form 8-K of Suburban Propane Partners, L.P. dated March 9, 2010.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Florham Park, NJ
March 9, 2010